Exhibit 9

This document is a free translation only. Due to the complexities of language translation, translations are not always precise. The original document was prepared in Portuguese and in case of any divergence, discrepancy or difference between this version and the Portuguese version, the Portuguese version shall prevail. The Portuguese version is the only valid and complete version and shall prevail for any and all purposes. There is no assurance as to the accuracy, reliability or completeness of the translation. Any person reading this translation and relying on it should do so at his or her own risk.

2ND AMENDMENT TO THE SHAREHOLDERS AGREEMENT

OF EDSP75 PARTICIPAÇÕES S.A.

BETWEEN

JEREISSATI TELECOM S.A.

AND

BRATEL BRASIL S.A.

AND, AS INTERVENING PARTIES,

EDSP75 PARTICIPAÇÕES S.A.

LF TEL S.A.

ANDRADE GUTIERREZ S.A.

PASA PARTICIPAÇÕES S.A.

AG TELECOM PARTICIPAÇÕES S.A.

PORTUGAL TELECOM, SGPS S.A.

SAYED RJ PARTICIPAÇÕES S.A.

VENUS RJ PARTICIPAÇÕES S.A.

PTB2 S.A.

EXECUTED ON SEPTEMBER 8, 2014.

2ND AMENDMENT TO THE SHAREHOLDERS AGREEMENT

OF EDSP75 PARTICIPAÇÕES S.A. EXECUTED ON 25 JANUARY 2011 AND AMENDED ON FEBRUARY 19, 2014

By this instrument:

1.              JEREISSATI TELECOM S.A., a share corporation with head offices in the city of Sao Paulo, State of Sao Paulo, at Rua Angelina Maffei Vita no. 200, 9th floor, enrolled as taxpayer at CNPJ/MF under no. 53.790.218/0001-53, herein represented in accordance with its By-Laws, hereinafter referred to as “JEREISSATI TELECOM”; and

2.              BRATEL BRASIL S.A., a share corporation with head offices in the city of Sao Paulo, State of Sao Paulo, at Rua Cubatão no. 320, 4th floor, suite 03, Vila Mariana, enrolled as taxpayer at CNPJ/MF under no. 12.956.126/0001-13, herein represented in accordance with its By-Laws by its undersigned legal representatives, hereinafter referred to as “BRATEL BRASIL”, with JEREISSATI TELECOM and BRATEL BRASIL hereinafter jointly and indistinguishably called the “Shareholders”;

And, as “First Intervening Parties”,

3.              EDSP75 PARTICIPAÇÕES S.A., a share corporation with head offices in the city of Sao Paulo, State of Sao Paulo, at Av. Dr. Chucri Zaidan no. 920, 16th floor, Vila Cordeiro, enrolled as taxpayer at CNPJ/MF under no. 09.626.007/0001-98, herein represented in accordance with its By-Laws, hereinafter referred to as the “Company”; and

4.              LF TEL S.A., a share corporation with head offices in the city of Sao Paulo, State of Sao Paulo, at Rua Angelina Maffei Vita no. 200, 9th floor, enrolled as taxpayer at CNPJ/MF under no. 02.390.206/0001-09, herein represented in accordance with its By-Laws, hereinafter referred to as “LF TEL”;

And, as “Second Intervening Parties”

5.              ANDRADE GUTIERREZ S.A. (successor of ANDRADE GUTIERREZ TELECOMUNICAÇÕES LTDA.), a share corporation with head offices in the city of Belo Horizonte, State of Minas Gerais, at Av. do Contorno No. 8.123, Cidade Jardim, enrolled as taxpayer at CNPJ/MF under No. 17.262.197/0001-30, herein represented in accordance with its By-Laws, hereinafter referred to as “AG S.A.”;

6.              PASA PARTICIPAÇÕES S.A., a share corporation with head offices in the city of Belo Horizonte, State of Minas Gerais, at Av. do Contorno no. 8123, Cidade

Jardim, enrolled as taxpayer at CNPJ/MF under no. 11.221.565/0001-15, herein represented in accordance with its By-Laws, hereinafter referred to as “PASA”;

7.              AG TELECOM PARTICIPAÇÕES S.A., a share corporation with head offices in the city of Rio de Janeiro, State of Rio de Janeiro, at Praia de Botafogo no. 300, suite 401-part, enrolled as taxpayer at CNPJ/MF under no. 03.260.334/0001-92, herein represented in accordance with its By-Laws, hereinafter referred to as “AG TELECOM”;

8.              PORTUGAL TELECOM, SGPS S.A., a publicly held company with head offices at Av. Fontes Pereira de Melo no. 40, in the City of Lisbon, Portugal, legal Entity Registration Number 503 215 058, herein represented in accordance with its By-Laws, hereinafter referred to as “Portugal Telecom SGPS”;

9.              SAYED PARTICIPAÇÕES S.A., a share corporation with head offices at Avenida Afrânio de Melo Franco no. 290 — suite 401 — part, Leblon, in the city of Rio de Janeiro, State of Rio de Janeiro, enrolled as taxpayer at CNPJ/MF under no. 19.073.703/0001-78, herein represented in accordance with its By-Laws, hereinafter referred to as “SAYED”;

10.       VENUS RJ PARTICIPAÇÕES S.A., a share corporation with head offices at Praia de Botafogo no. 300, 4th floor, suite 401— part, in the city of Rio de Janeiro, State of Rio de Janeiro, enrolled as taxpayer at CNPJ/MF under no. 13.892.147/0001-85, herein represented in accordance with its By-Laws, hereinafter referred to as “VENUS”; and

11.       PTB2 S.A., a share corporation with head offices in the city of Rio de Janeiro, State of Rio de Janeiro, at Avenida Borges de Medeiros 633, suite 301, Leblon, Rio de Janeiro, CEP 22430-041, enrolled as taxpayer at CNPJ/MF under no. 11.196.690/0001-12, herein represented in accordance with its By-Laws, hereinafter referred to as “PTB2”;

WHEREAS:

I.                                        On February 19, 2014, the Shareholders executed the 1st Amendment to the LF Shareholders Agreement, for the purpose of including special provisions relating to the ongoing Transaction for the combination of the activities of Oi and Portugal Telecom SGPS;

II.                                   On September 3, 2014, a joint prior meeting of the Shareholders of the Company and of the shareholders parties of the AG Shareholders Agreement was held, as well as prior meetings of the shareholders parties to the AG/LF/FATL Shareholders Agreement and the General Shareholders Agreement, in each case approving changes to certain stages of the Transaction;

III.                              In light of the aforementioned amendments, the Shareholders wish to amend the LF Shareholders Agreement so as to modify Clause XXVIII, which contains special provisions related to the Transaction resulting in the combination of the activities of Oi and Portugal Telecom SGPS;

IV.                               Furthermore, on the date hereof, the parties will execute amendments to the AG Shareholders Agreement, the AG/LF/FATL Shareholders Agreement and the General Shareholders Agreement, containing provisions similar to those herein established.

THE PARTIES have agreed to enter into this 2nd Amendment to the Shareholders Agreement of EDSP75 Participações S.A. dated January 25, 2011 and amended on February 19, 2014 (the “2nd Amendment”), which shall be governed by the following terms and conditions:

CLAUSE ONE — AMENDMENT OF CLAUSE XXVIII

1.1.                            The Parties agree to amend Clause XXVIII of the LF Shareholders Agreement, which establishes special provisions related to the Transaction, so as to modify the cut-off date established therein and include reference to changes to certain stages of the Transaction approved in prior meetings held on September 3, 2014, as a result of which Clause XXVIII shall now read as follows:

“CLAUSE XXVIII

SPECIAL PROVISIONS RELATED TO THE TRANSACTION FOR THE COMBINATION OF THE ACTIVITIES OF OI AND OF PORTUGAL TELECOM SGPS

28.1 The Shareholders undertake the firm, irrevocable and irreversible commitment of exercising their respective voting rights in the Company, as well as having LF TEL exercise its respective voting rights in Telemar Participações, and have their representatives in the Board of Directors of Telemar Participações and of the Relevant Subsidiaries exercise their respective voting rights, so as to approve the Transaction that will unify the activities and businesses carried out by Oi and by Portugal Telecom SGPS, particularly in Brazil, Portugal and Africa, under the terms set forth at the Joint Prior Meeting, the Prior AG/LF/FASS Meeting and the Prior General Meeting held on February 19, 2014, with the amendments approved by the Joint Prior Meeting, the Prior AG/LF/FASS Meeting and the Prior General Meeting held on September 3, 2014.

28.2 In the event judicial, administrative or arbitration decisions are rendered, even if provisional, which prevent the implementation of any of the steps of the Transaction, or in any other manner affect or restrict the effects thereof, the Shareholders undertake the firm, irrevocable and irreversible commitment of exercising their respective voting rights so as to have the Company, Telemar Participações and/or the Relevant Subsidiaries adopt all measures necessary for implementing the Transaction, collaborating in an active, efficient and timely manner so that the Company, Telemar Participações and/or Relevant Subsidiaries eliminate, as soon as possible, the effects of said judicial, administrative or arbitration measure(s).

28.3 The Shareholders also undertake the firm, irrevocable and irreversible commitment of exercising their respective voting rights in the Company, as well as having LF TEL exercise its respective voting rights in Telemar Participações, and have their representatives in the Board of Directors of Telemar Participações and of the Relevant Subsidiaries exercise their respective voting rights, so as to maintain the ordinary course of business of the Company, of Telemar Participações and of the Relevant Subsidiaries, refraining from taking any measure or performing any act that could impair or otherwise adversely affect the consummation of the Transaction.

28.4 The Shareholders acknowledge and agree that all steps of the Restructuring of Telemar Participações as described in the Recital XII of the 1st Amendment to LF Shareholders Agreement, and the Merger of Oi Shares by CorpCo are tied to each other and must be implemented simultaneously. Accordingly, the Shareholders agree that the implementation and efficiency of each one of the steps of the Restructuring of Telemar Participações and the Merger of Oi Shares by CorpCo are conditioned upon the actual approval and implementation of one another.

28.5 Should the Capital Increase of Oi be effected and any of the subsequent steps of the Transaction, i.e., the Restructuring of Telemar Participações and the Merger of Oi Shares by CorpCo, not be concluded by March 31, 2015 (the “Cut-off Date”), the Shareholders shall use their best efforts to implement the restructuring of Telemar Participações and of Oi S.A. to achieve the same objectives of the Transaction, although they will be released from the obligation of implementing the Restructuring of Telemar Participações and the Merger of Oi Shares by Corpco, as approved in the Joint Prior Meeting, the AG/LF/FASS Prior Meeting and the Prior General Meeting held on February 19, 2014, with the amendments approved by the Joint Prior Meeting, the Prior AG/LF/FASS Meeting and the Prior General Meeting held on September 3, 2014.

28.5.1 Upon occurrence of the event provided in the head paragraph of this Clause, any of the Shareholders may request, by way of notice delivered to the other Shareholders, to PASA, AG TELECOM, Venus RJ Participações S.A., EDSP75, LF TEL and Sayed RJ Participações S.A. (the “Companies”) (a “Notice of Non-Occurrence of Restructuring”), the adoption of the necessary measures, in each one of the Companies, so that BRATEL BRASIL, PTB2, AG S.A. and JEREISSATI TELECOM receive shares of issue of Oi, all free and clear of any and all Liens, held directly by AG TELECOM and by LF TEL, in proportion to the direct and indirect equity interests of the shareholders, as indicated in Attachment 28.5.1 of the 1st Amendment (the “Oi Shares” ).

28.6 The Shareholders and the Company declare they are aware of the contents of the Temporary Voting Agreement of the Shareholders of Oi S.A. and of Telemar Participações S.A. (to be referred to as “ CorpCo”) signed between Caravelas Fundo de Investimento em Ações, Portugal Telecom SGPS S.A., Bratel Brasil S.A., Telemar

Participações S.A., Andrade Gutierrez S.A. and Jereissati Telecom S.A., executed on February 19, 2014 and amended on September 3, 2014, such document being filed at the head offices of Oi and recorded in the respective share ownership registries”.

CLAUSE TWO — GENERAL PROVISIONS

2.1 Capitalized terms not expressly defined in this 2nd Amendment shall have the meaning attributed to them in the LF Shareholders Agreement and in the 1st Amendment.

2.2 All other terms and conditions of the LF Shareholders Agreement remain in force and are hereby ratified by the Shareholders.

2.3 This 2nd Amendment shall be irrevocable and irreversible for the undersigned parties and their respective successors under any title.

2.4 All the provisions of the LF Shareholders Agreement and of this 2nd Amendment shall apply in full to SAYED, such documents to be filed at its head offices, for all purposes of Article 118 of Law No. 6,404/76.

IN WITNESS WHEREOF, the Parties have executed this instrument in 11 (eleven) counterparts of equal form and content in the presence of the 2 (two) undersigned witness.

Rio de Janeiro, September 8, 2014.

(Signature pages to follow)

2ND AMENDMENT TO THE SHAREHOLDERS AGREEMENT EDSP75 PARTICIPAÇÕES S.A., EXECUTED BETWEEN JEREISSATI TELECOM S.A., BRATEL BRASIL S.A., EDSP75 PARTICIPAÇÕES S.A., LF TEL S.A., ANDRADE GUTIERREZ S.A., PASA PARTICIPAÇÕES S.A., AG TELECOM PARTICIPAÇÕES S.A. AND PORTUGAL TELECOM, SGPS S.A., VENUS RJ PARTICIPAÇÕES S.A., SAYED RJ PARTICIPAÇÕES S.A. AND PTB2 S.A. ON SEPTEMBER 8, 2014.

SIGNATURE PAGE 1/6

BRATEL BRASIL S.A.

Name:	Name:
Title:	Title:

2ND AMENDMENT TO THE SHAREHOLDERS AGREEMENT EDSP75 PARTICIPAÇÕES S.A., EXECUTED BETWEEN JEREISSATI TELECOM S.A., BRATEL BRASIL S.A., EDSP75 PARTICIPAÇÕES S.A., LF TEL S.A., ANDRADE GUTIERREZ S.A., PASA PARTICIPAÇÕES S.A., AG TELECOM PARTICIPAÇÕES S.A. AND PORTUGAL TELECOM, SGPS S.A., VENUS RJ PARTICIPAÇÕES S.A., SAYED RJ PARTICIPAÇÕES S.A. AND PTB2 S.A. ON SEPTEMBER 8, 2014.

SIGNATURE PAGE 2/6

JEREISSATI TELECOM S.A.

Name:	Name:
Title:	Title:

EDSP75 PARTICIPAÇÕES S.A.

Name:	Name:
Title:	Title:

LF TEL S.A.

Name:	Name:
Title:	Title:

SAYED RJ PARTICIPAÇÕES S.A.

Name:	Name:
Title:	Title:

2ND AMENDMENT TO THE SHAREHOLDERS AGREEMENT EDSP75 PARTICIPAÇÕES S.A., EXECUTED BETWEEN JEREISSATI TELECOM S.A., BRATEL BRASIL S.A., EDSP75 PARTICIPAÇÕES S.A., LF TEL S.A., ANDRADE GUTIERREZ S.A., PASA PARTICIPAÇÕES S.A., AG TELECOM PARTICIPAÇÕES S.A. AND PORTUGAL TELECOM, SGPS S.A., VENUS RJ PARTICIPAÇÕES S.A., SAYED RJ PARTICIPAÇÕES S.A. AND PTB2 S.A. ON SEPTEMBER 8, 2014.

SIGNATURE PAGE 3/6

PASA PARTICIPAÇÕES S.A.

Name:	Name:
Title:	Title:

ANDRADE GUTIERREZ S.A.

Name:	Name:
Title:	Title:

AG TELECOM PARTICIPAÇÕES S.A.

Name:	Name:
Title:	Title:

VENUS RJ PARTICIPAÇÕES S.A.

Name:	Name:
Title:	Title:

2ND AMENDMENT TO THE SHAREHOLDERS AGREEMENT EDSP75 PARTICIPAÇÕES S.A., EXECUTED BETWEEN JEREISSATI TELECOM S.A., BRATEL BRASIL S.A., EDSP75 PARTICIPAÇÕES S.A., LF TEL S.A., ANDRADE GUTIERREZ S.A., PASA PARTICIPAÇÕES S.A., AG TELECOM PARTICIPAÇÕES S.A. AND PORTUGAL TELECOM, SGPS S.A., VENUS RJ PARTICIPAÇÕES S.A., SAYED RJ PARTICIPAÇÕES S.A. AND PTB2 S.A. ON SEPTEMBER 8, 2014.

SIGNATURE PAGE 4/6

PORTUGAL TELECOM, SGPS S.A.

Name:	Name:
Title:	Title:

2ND AMENDMENT TO THE SHAREHOLDERS AGREEMENT EDSP75 PARTICIPAÇÕES S.A., EXECUTED BETWEEN JEREISSATI TELECOM S.A., BRATEL BRASIL S.A., EDSP75 PARTICIPAÇÕES S.A., LF TEL S.A., ANDRADE GUTIERREZ S.A., PASA PARTICIPAÇÕES S.A., AG TELECOM PARTICIPAÇÕES S.A. AND PORTUGAL TELECOM, SGPS S.A., VENUS RJ PARTICIPAÇÕES S.A., SAYED RJ PARTICIPAÇÕES S.A. AND PTB2 S.A. ON SEPTEMBER 8, 2014.

SIGNATURE PAGE 5/6

PTB2 S.A.

Name:	Name:
Title:	Title:

2ND AMENDMENT TO THE SHAREHOLDERS AGREEMENT EDSP75 PARTICIPAÇÕES S.A., EXECUTED BETWEEN JEREISSATI TELECOM S.A., BRATEL BRASIL S.A., EDSP75 PARTICIPAÇÕES S.A., LF TEL S.A., ANDRADE GUTIERREZ S.A., PASA PARTICIPAÇÕES S.A., AG TELECOM PARTICIPAÇÕES S.A. AND PORTUGAL TELECOM, SGPS S.A., VENUS RJ PARTICIPAÇÕES S.A., SAYED RJ PARTICIPAÇÕES S.A. AND PTB2 S.A. ON SEPTEMBER 8, 2014.

SIGNATURE PAGE 6/6

Witnesses:

1.	2.
Name:	Name:
CPF/MF:	CPF/MF:
RG:	RG: